Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Star Equity Holdings, Inc.

Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2021, relating to the consolidated financial statements of Star Equity Holdings, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

January 12, 2022